Filed with the Securities and Exchange Commission on July 9, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Michaels Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	37-1737959 (I.R.S. Employer Identification Number)
8000 Bent Branch Drive Irving, Texas 75063 Telephone: (972) 409-1300 (Address, including zip code, and telephone number, including area code of principal executive offices)

Charles M. Sonsteby
Chief Administrative Officer and Chief Financial Officer
8000 Bent Branch Drive
Irving, Texas 75063
Telephone: (972) 409-1300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
David A. Fine Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, Massachusetts 02199 Telephone: (617) 951-7000	Michael J. Veitenheimer The Michaels Companies, Inc. Senior Vice President—General Counsel and Secretary 8000 Bent Branch Drive Irving, Texas 75063 Telephone: (972) 409-1300

          Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock

(1)
An indeterminate aggregate amount and initial offering price of common stock is being registered hereunder, as may from time to time be offered, at indeterminate prices.

(2)
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

The Michaels Companies, Inc.

Common stock

        The selling stockholders to be named in a prospectus supplement may offer and sell shares of our common stock from time to time, in one or more offerings, in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

        This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. The identity of, and specific information required with respect to, the selling stockholders, and the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

        You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "MIK". On July 8, 2015, the last sale price of our common stock as reported on The NASDAQ Global Select Market was $27.18 per share.

        Investing in our common stock involves substantial risk. Please read "Risk factors" referenced on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        Prospectus dated July 9, 2015.

        We are responsible for the information contained and incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectuses. We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.

ABOUT THIS PROSPECTUS

        Unless the context requires otherwise, references in this prospectus to the "Company", "Michaels", "we", "us" and "our" refer to The Michaels Companies, Inc. and its consolidated subsidiaries.

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission ("SEC"), as a "well-known seasoned issuer" as defined under Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), using a "shelf" registration process. Under this shelf registration process, the selling stockholders may from time to time sell shares of our common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Each time the selling stockholders sell shares of common stock under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts and prices of the shares of common stock offered and information about the selling stockholders. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before making your investment decision, you should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under "Where you can find more information".

RISK FACTORS

        Investing in our common stock involves a high degree of risk. See "Item 1A. Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the "Risk factors" section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of federal securities laws that relate to future events or our future financial performance. In many cases, you can identify forward-looking statements by terminology such as "aim", "anticipate", "assume", "believe", "can have", "continue", "could", "due", "estimate", "expect", "forecast", "goal", "intend", "likely", "may", "objective", "outlook", "plan", "potential", "positioned", "predict", "pro forma", "project", "should", "target", "will", "would" or the negative of these terms or other comparable terminology. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and other factors could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Important factors that may cause actual results to differ materially from the results expressed or implied by these forward-looking statements are set forth under "Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the "Risk factors" section in the applicable prospectus supplement. These forward-looking statements are based on information available to us on the date each forward-looking statement is made. We undertake no obligation, except as may be required by law, to publicly update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

        Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are:

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  general economic factors and changes in consumer preference may adversely affect our performance and could materially adversely affect our sales, results of operations and cash flow;

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  our substantial debt could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk, prevent us from meeting our obligations under our notes and credit facilities and limit our flexibility in operating our business;

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  a failure to adequately maintain security and prevent unauthorized access to electronic and other confidential information, which could result in additional Company data breaches, could materially adversely affect our reputation, financial condition and operating results;

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  competition, including Internet-based competition, could negatively impact our business;

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  our significant reliance on foreign suppliers, particularly those located in China, increases our risk of obtaining adequate, timely, and cost-effective product supplies;

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  even if we are able to substantially continue our strategy of expanding our store base, our success will depend on how well we manage our business;

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  damage to the reputations of the Michaels brand or our private and exclusive brands could adversely affect sales;

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  our fourth quarter has historically been our highest quarter for sales and profitability, and a weak fourth quarter could have material adverse impacts on us;

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  our promotional and merchandising programs are dependent on consumer responses, which could be unfavorable or unexpected, adversely impacting our sales;

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  our holding company structure makes us, and certain of our direct and indirect subsidiaries, dependent on the operations of our, and their, subsidiaries to meet our, and their, financial obligations; and

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  investment funds affiliated with or advised by Bain Capital Partners, LLC and The Blackstone Group L.P. (collectively, together with their applicable affiliates, the "Sponsors") have the ability to control the outcome of matters submitted for stockholder approval and they may have interests that differ from those of our other stockholders.

        The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and it is not possible for us to predict all of them. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the "Risk factors" section in the applicable prospectus supplement. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements contained in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein, as well as other cautionary statements that are made from time to time in our other Securities and Exchange Commission ("SEC") filings and public communications. You should evaluate all forward-looking statements made in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference herein and therein in the context of these risks and uncertainties.

        Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus, the accompanying prospectus supplement or the documents incorporated by reference herein and therein, as applicable. Except as required by law, we undertake no obligation to update or revise any forward-looking statements publicly whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

        As of May 2, 2015, the total amount of our authorized common stock consisted of 350,000,000 shares of common stock, par value $0.06775 per share, and we had 207,466,712 shares of common stock issued and outstanding, of which 143,692,460 shares were held by our Sponsors, and no shares of preferred stock were issued or outstanding. As of May 2, 2015, we had 108 stockholders of record of common stock and had unvested restricted stock awards and outstanding options to purchase 8,549,262 shares of common stock.

        The discussion set forth below describes our capital stock, certificate of incorporation and bylaws. We urge you to read the full text of our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

        Except as required by law or matters relating solely to the terms of preferred stock, each outstanding share of common stock will be entitled to one vote on all matters submitted to a vote of stockholders. Holders of shares of our common stock shall have no cumulative voting rights.

        Our shares of common stock are listed on The NASDAQ Global Select Market under the symbol "MIK".

Preferred stock

        Our Board of Directors ("Board") may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our common stock. Under specified circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Our Board, without stockholder approval, may issue shares of preferred stock with voting and conversion rights, which could adversely affect the holders of shares of our common stock and the market value of our common stock. Subject to the rights of the holders of shares of preferred stock, the number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. There are no shares of preferred stock outstanding, and we have no present intention to issue any shares of preferred stock although we may in the future decide to do so.

Anti-takeover effects of our certificate of incorporation and bylaws

        Our certificate of incorporation and our bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders; however, these provisions also give the Board the power to discourage acquisitions that some stockholders may favor.

Authorized but unissued capital stock

        The General Corporation Law of the State of Delaware (the "DGCL") does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of The NASDAQ Stock Market, which would apply as long as our common stock is listed on The NASDAQ Global Select Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of authorized but unissued common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholder of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Board of Directors

        Our certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Our certificate of incorporation and our bylaws also provide that a director may be removed without cause as long as investment funds affiliated with our Sponsors hold a majority of our outstanding common stock, and when this ceases to be the case, only for cause by the affirmative vote of the holders of at least 75% of our voting stock. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

Action by written consent

        The DGCL provides that, unless otherwise stated in a corporation's certificate of incorporation, the stockholders may act by written consent without a meeting. Our certificate of incorporation provides that after the investment funds associated with the Sponsors collectively own less than majority of our outstanding common stock, any action required or permitted to be taken by our stockholders may be effected only at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by our stockholders. As a result, investments funds associated with the Sponsors will be able to act by written consent so long as they collectively own at least a majority of our outstanding common stock.

Special meeting of stockholders and advance notice requirements for stockholder proposals

        Our certificate of incorporation and bylaws provide that, except as otherwise required by law and subject to any rights of the holders of preferred stock, special meetings of the stockholders can only be called by (a) our chairman or any vice chairman of the Board, (b) the Board pursuant to a written resolution adopted by a majority of the total number of directors that our Board would have if there were no vacancies or (c) our secretary at the request of 25% of our common stockholders as long as investment funds affiliated with the Sponsors hold a majority of our common stock.

        In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting, who has delivered a timely written notice in proper form to our secretary of the stockholder's intention to bring such business before the meeting, who attends (or has a qualified representative attend) the stockholder meeting and who has otherwise complied with the provisions of our bylaws and applicable law.

        These provisions could have the effect of delaying any stockholder actions until the next stockholder meeting, even if they are favored by the holders of a majority of our outstanding voting stock.

Amendment to certificate of incorporation and bylaws

        The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation's certificate of incorporation or bylaws is required to approve such amendment, unless a corporation's certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be altered, amended or repealed by a majority vote of our Board or, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the voting power of our outstanding shares of common stock so long as investment funds affiliated with the Sponsors collectively beneficially own a majority of our outstanding shares of common stock, and when this ceases to be the case, a vote of at least 75% of our outstanding common stock will be required. Additionally, so long as the investment funds affiliated with the Sponsors collectively beneficially own a majority of our outstanding shares of common stock, the affirmative vote of the holders of a majority of the voting power of our outstanding shares of common stock and, from and after the date on which the investment funds affiliated with the Sponsors cease collectively to beneficially own a majority of our outstanding shares of common stock, the affirmative vote of at least 75% of the voting power of our outstanding shares of common stock, in each case entitled to vote on the adoption, alteration, amendment or repeal of our certificate of incorporation, voting as a single class, is required to amend or repeal or to adopt any provision inconsistent with the "Board of Directors", "Director Liability", "Action by Written Consent", "Special Meetings of Stockholders", "Amendments to the Certificate of Incorporation and Bylaws", "Business Combinations", "Renouncement of Corporate Opportunity" and "Exclusive Jurisdiction of Certain Actions" provisions described in our certificate of incorporation. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our certificate of incorporation and our bylaws.

Business combinations

        We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation's voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203. However, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that our Sponsors and their respective affiliates will not be deemed to be "interested stockholders", regardless of the percentage of our voting stock owned by them and accordingly will not be subject to such restrictions.

Renouncement of corporate opportunity

        Our certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to the Sponsors or any of their respective officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than us and our subsidiaries) and that may be a business opportunity for the Sponsors, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer. None of the Sponsors, any of the investment funds associated with the Sponsors or any of their respective representatives has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

Exclusive jurisdiction of certain actions

        Our certificate of incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or our stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the DGCL or our certificate of incorporation or the bylaws or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Limitations on liability and indemnification of officers and directors

        Our certificate of incorporation and bylaws limit the liability of our directors to the fullest extent permitted by applicable law and provide that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with our current directors and executive officers and expect to enter into a similar agreement with any new directors or executive officers.

Transfer agent and registrar

        The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021. Its telephone number is 1-800-736-3001.

PLAN OF DISTRIBUTION

        The selling stockholders may sell securities in any of the ways described below or in any combination thereof:

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  to or through underwriters or dealers;

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  through one or more agents; or

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  directly to purchasers or to a single purchaser.

        The distribution of the securities by the selling stockholders may be effected from time to time in one or more transactions, through underwritten public offerings, privately negotiated transactions, block trades, purchases by a broker-dealer as principal, ordinary brokerage transactions, sales "at the market" to or through one or more market makers or into an existing trading market, exchange or otherwise, direct sales to purchasers, or any combination of the above, in each case:

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  at a fixed price, or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to such prevailing market prices; or

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  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement will describe the terms of the offering of the securities, including the following:

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  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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  the public offering price of the securities, the proceeds to the selling stockholders, and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents, and other items constituting underwriters', dealers' or agents' compensation;

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  any delayed delivery arrangements; and

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  information about the selling stockholders, including the relationship between the selling stockholders and us.

        Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

        Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

        The selling stockholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling stockholders with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business. We and the selling stockholders may also use underwriters or such other third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders will describe the nature of any such relationship in the applicable prospectus supplement.

        Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

        Our common stock is listed on The NASDAQ Global Select Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

        Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

        The validity of the issuance of the shares of common stock to be offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Ropes & Gray LLP and certain of its attorneys have, in the aggregate, an indirect interest in less than 1% of our common stock, including through limited partnership interests in funds associated with the Sponsors.

EXPERTS

        The consolidated financial statements of The Michaels Companies, Inc. incorporated by reference from The Michaels Companies, Inc.'s Annual Report (Form 10-K) for the year ended January 31, 2015, and the effectiveness of The Michaels Companies, Inc.'s internal control over financial reporting as of January 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information "furnished" under Items 2.02, 7.01 or 9.01 on Form 8-K or other information "furnished" to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

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  Our Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed with the SEC on March 19, 2015 (File No. 001-36501);

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  Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2015 (File No. 001-36501), that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended January 31, 2015, filed with the SEC on March 19, 2015;

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  Our Quarterly Report on Form 10-Q for the quarter ended May 2, 2015, filed with the SEC on June 5, 2015 (File No. 001-36501);

  •
  Our Current Reports on Form 8-K, filed with the SEC on April 6, 2015, April 13, 2015, May 6, 2015 and June 4, 2015 (File No. 001-36501); and

  •
  The description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on June 16, 2014 (File No. 001-36501), as supplemented by the "Description of capital stock" found on page 6 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

The Michaels Companies, Inc.
8000 Bent Branch Drive
Irving, TX 75063
(972) 409-1300
Attn: Corporate Secretary

        Copies of these filings are also available, without charge, on the SEC's website at www.sec.gov and on our website at www.michaels.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the various expenses payable by us, other than underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$	*
FINRA filing fee		**
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer Agent and Registrar fees		**
Miscellaneous		**

Total	$	**

*
Omitted because the registration fee is being deferred pursuant to Rule 456(b) and 457(r).

**
An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware provides as follows:

"(a)
A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)
A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

        As permitted by the Delaware General Corporation Law, we have included in our amended and restated certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our amended and restated bylaws contain a provision indemnifying our directors and officers to the fullest extent permitted under applicable law for all liability and loss suffered by them in connection with performance of their duties as directors and officers of the Company, subject to certain exceptions, and provide that we may advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

        We have entered into indemnification agreements with our directors and officers. These agreements provide broader indemnity rights than those provided under the Delaware General Corporation Law and our amended and restated certificate of incorporation and our amended and restated bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against us or our directors or officers, but to the extent a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by us, and we would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to our benefit but would be offset by our obligations to the director or officer under the indemnification agreement.

        Underwriting agreements that we enter into from time to time may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        We maintain directors' and officers' liability insurance for the benefit of our directors and officers.

Item 16.    Exhibits.

        See Exhibit Index following the signature page.

Item 17.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas on the 9th day of July, 2015.

The Michaels Companies, Inc.
By:	/s/ CARL S. RUBIN
	Name:	Carl S. Rubin
	Title:	Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of The Michaels Companies, Inc., hereby severally constitute and appoint Carl S. Rubin, Charles M. Sonsteby and Michael J. Veitenheimer, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ CARL S. RUBIN Carl S. Rubin	Director and Chief Executive Officer (Principal Executive Officer)	July 9, 2015
/s/ CHARLES M. SONSTEBY Charles M. Sonsteby	Chief Administrative Officer and Chief Financial Officer (Principal Financial Officer)	July 9, 2015
/s/ JAMES E. SULLIVAN James E. Sullivan	Chief Accounting Officer and Controller (Principal Accounting Officer)	July 9, 2015

/s/ JOSH BEKENSTEIN Josh Bekenstein	Director	July 9, 2015
/s/ NADIM EL GABBANI Nadim El Gabbani	Director	July 9, 2015
/s/ KAREN KAPLAN Karen Kaplan	Director	July 9, 2015
/s/ LEWIS S. KLESSEL Lewis S. Klessel	Director	July 9, 2015
/s/ MATTHEW S. LEVIN Matthew S. Levin	Director	July 9, 2015
/s/ JOHN J. MAHONEY John J. Mahoney	Director	July 9, 2015
/s/ JAMES A. QUELLA James A. Quella	Director	July 9, 2015
/s/ BERYL B. RAFF Beryl B. Raff	Director	July 9, 2015
/s/ PETER F. WALLACE Peter F. Wallace	Director	July 9, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Title
1.1	Form of Underwriting Agreement*
3.1	Second Amended and Restated Certificate of Incorporation of The Michaels Companies, Inc. (previously filed as Exhibit 3.2 to Form S-1 filed by the Company on June 9, 2014, SEC File No. 333-193000)
3.2	Form of Amended and Restated Bylaws of The Michaels Companies, Inc. (previously filed as Exhibit 3.4 to Form S-1 filed by the Company on June 2, 2014, SEC File No. 333-193000)
5.1	Opinion of Ropes & Gray LLP
23.1	Consent of Ernst & Young LLP
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included in signature page)

*
To be filed, if necessary, and incorporated by reference to a Current Report on Form 8-K in connection with an offering of securities.